UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On July 24, 2007, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the quarter ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

      The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated July 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: July 24, 2007

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated July 24, 2007

ANADIGICS ANNOUNCES SECOND QUARTER 2007 RESULTS

Achieves Record Quarterly Net Sales of $53.9 million; up 8.7% sequentially and 37% From Year Ago Quarter
Delivers GAAP EPS of $0.03; Pro Forma Diluted EPS of $0.10
Expects Sequential Third Quarter Net Sales Growth of 10%; GAAP Diluted EPS of $0.06 and Pro Forma Diluted EPS of $0.12

WARREN, N.J., July 24, 2007—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets, reported record quarterly second quarter 2007 net sales of $53.9 million, an increase of 8.7% compared with net sales of $49.6 million in the prior quarter, and an increase of 37% compared to net sales of $39.3 million in the year ago quarter.

Net income was $1.9 million, or $0.03 per share, compared with net loss of $1.2 million, or $0.02 per share in the prior quarter and net loss of $2.8 million, or $0.06 per share in the year ago quarter. Pro forma income for the second quarter 2007, which excludes non-cash stock compensation expense, increased $2.0 million sequentially to $5.7 million or $0.10 per diluted share.

"We achieved significant milestones in the second quarter with record revenue, led by our 3G portfolio with revenue growth of 38% sequentially and 83% year-over-year, and GAAP net income,” said Dr. Bami Bastani, President and Chief Executive Officer of ANADIGICS. “ANADIGICS is well positioned strategically in the three-mega trend growth markets of 3G, WLAN and CATV to capitalize on our strong market position to fuel our revenue growth and financial performance.”

As of June 30, 2007 cash and short and long-term marketable securities totaled $181.1 million compared with $179.2 million at March 31, 2007.

“Our resolve to accelerate our financial performance through a strategically aligned product portfolio and a balanced operating base is a testament of our commitment to building shareholder value,” said Tom Shields, Executive Vice President and Chief Financial Officer. “Our financial leverage continues to improve, which is expected to further strengthen our financial results over the foreseeable future.”

Outlook for the Third Quarter 2007

Net sales for the third quarter 2007 are expected to increase sequentially by approximately 10%. Net sales at this level would represent a 35% increase on a comparable basis with third quarter 2006. Net income per share on a GAAP basis for the third quarter 2007 is expected to approximate $0.06. Pro forma diluted earnings per share, excluding non-cash stock compensation expense, are expected to increase sequentially to approximately $0.12. The net income and pro forma diluted earnings per share is based upon an estimated diluted weighted average outstanding common share count of 61.0 million.

The statements regarding outlook are forward looking and actual results may differ materially. Please see safe harbor statement at the end of the press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation and discontinued operations. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP. Reconciliations of reported net loss and reported loss per share to non-GAAP net income or loss and non-GAAP income or loss per share, respectively, are included at the end of this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 839-2417 (available until July 31).

Recent Highlights

July 09, 2007 - ANADIGICS and Kunshan New and Hi-Tech Industrial Development Zone Break Ground for GaAs Wafer Fabrication Facility in China
June 27, 2007 - ANADIGICS’ 3G Penta-band Power Amplifier Slides Into Samsung’s Sleek Smartphone Ultra-Thin, Stylish Slider Handset SGH-I520
June 13, 2007 - Beceem Selects ANADIGICS Amplifiers for Mobile WiMAX ANADIGICS PAs Power Beceem’s BCS200 Wave 2 Reference Designs
June 13, 2007 - ANADIGICS’ New ZeroIC™ CDMA Power Amplifiers Compatible with QUALCOMM CDMA2000™ and 1xEVDO™ Reference Designs
June 12, 2007 - ANADIGICS Ships WCDMA PAs for Huawei’s Music Optimized 3G Handset ANADIGICS’ AWT6279 PA Selected for Stylish, Feature-Rich U120 Mobile Phone
June 05, 2007 - ANADIGICS Powers Emerging Markets CDMA450 3G Cell Phones with Small and Efficient Linear PA
May 22, 2007 - ANADIGICS Lights Up Samsung’s Thin Neon 3G Handset
May 21, 2007 - ANADIGICS Introduces New Integrated 1GHz RF Amplifier to Enhance Tuner Performance in Cable Boxes and TVs
May 21, 2007 - ANADIGICS Announces the Appointment of David Fellows to the Company’s Board of Directors
May 16, 2007 - ANADIGICS’ Power Amplifier Enables Samsung’s Ultra-Slim 3G EVDO Handset
May 15, 2007 - ANADIGICS’ PA Equips Samsung’s Ultra MPEG4 Video 3G Phone
May 14, 2007 - New ANADIGICS Linear EDGE Power Amp Module Supports Longer Broadband Data Transmit Times in 2.75G and 3G Phones, PDAs, and Wireless PC Cards
May 10, 2007 - ANADIGICS Introduces First Complete RF Front-End Chip Set for DOCSIS® 3.0 Cable Modems
May 09, 2007 - ANADIGICS Supplies 3G Power Amplifiers for LG Electronics’ VX9400 TV Capable Phone
May 07, 2007 - ANADIGICS Powers LG Electronics Stylish Shine 3G Mobile Phone

# # #
About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Net sales	$53,869	$39,348	$103,442	$74,043
Cost of sales	34,963	28,237	68,250	53,526
Gross profit	18,906	11,111	35,192	20,517
Research and development expenses	11,080	8,358	20,818	16,364
Selling and administrative expenses	7,482	5,678	14,841	10,942
Operating income (loss)	344	(2,925)	(467)	(6,789)
Interest income	2,198	1,567	3,438	2,430
Interest expense	(655)	(1,287)	(1,280)	(2,575)
Other income	-	21	-	21
Income (loss) from continuing operations	1,887	(2,624)	1,691	(6,913)
Loss from discontinued operations (1)	-	(163)	(965)	(511)
Net income (loss)	$1,887	$(2,787)	$726	$(7,424)

Basic earnings (loss) per share
Income (loss) from continuing operations	$0.03	$(0.06)	$0.03	$(0.17)
Loss from discontinued operations (1)	$-	$-	$(0.02)	$(0.01)
Net income (loss)	$0.03	$(0.06)	$0.01	$(0.18)

Diluted earnings (loss) per share
Income (loss) from continuing operations	$0.03	$(0.06)	$0.03	$(0.17)
Loss from discontinued operations (1)	$-	$-	$(0.02)	$(0.01)
Net income (loss)	$0.03	$(0.06)	$0.01	$(0.18)

Basic shares outstanding	56,523	47,198	52,419	42,184
Diluted shares outstanding	59,604	47,198	55,774	42,184

Unaudited Reconciliation of GAAP to Pro Forma Non-GAAP Financial Measures

GAAP net income (loss)	$1,887	$(2,787)	$726	$(7,424)
Stock compensation expense in continuing operations
Cost of sales	851	375	1,751	674
Research and development	1,392	697	2,892	1,265
Selling, general and administrative	1,597	660	3,073	1,205
Loss from discontinued operations	-	163	965	511
Pro forma net income (loss)	$5,727	$(892)	$9,407	$(3,769)

Pro forma earnings (loss) per share *
Basic	$0.10	$(0.02)	$0.18	$(0.09)
Diluted	$0.10	$(0.02)	$0.17	$(0.09)

(*) Calculated using related GAAP shares outstanding.

(1) The loss from discontinued operations reflects the divestiture of Telcom Devices, Inc., effective April 2, 2007.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	June 30, 2007	December 31, 2006
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$43,575	$13,706
Marketable securities	128,755	60,892
Accounts receivable	33,561	26,707
Inventory	18,967	19,701
Prepaid expenses and other current assets	5,683	2,632
Assets of discontinued operations (1)	21	1,429
Total current assets	230,562	125,067

Marketable securities	8,811	8,884
Plant and equipment, net	53,801	41,259
Goodwill and other intangibles, net of amortization	5,918	5,929
Other assets	1,231	1,463
	$300,323	$182,602

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$22,794	$17,879
Accrued liabilities	6,526	5,588
Capital lease obligations	-	312
Liabilities of discontinued operations (1)	152	252
Total current liabilities	29,472	24,031

Other long-term liabilities	3,298	3,348
Long-term debt	38,000	38,000
Long-term capital lease obligations	-	1,463

Stockholders’ equity	229,553	115,760
	$300,323	$182,602

(1) The Company disposed of the assets of its subsidiary, Telcom Devices, Inc. on April 2, 2007.

The condensed balance sheet at December 31, 2006 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.